                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549






                                 FORM 8-K

                              CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):     June 27, 1996



                           Pubco Corporation
          (Exact name of registrant as specified in its charter)



   Delaware                   0-1359                  53-0246410
(State or other            (Commission            (I.R.S. Employer
 jurisdiction of           File Number)           Identification No.)
 incorporation)



                            3830 Kelley Avenue
                           Cleveland, Ohio 44114
                 (Address of principal executive offices)



Registrant's telephone number, including area code:    (216) 881-5300







                            Page 1 of 2 Pages



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Item 5.  Other Events.

    The Company completed its previously announced combination with Bobbie Brooks, Incorporated ("Brooks") and Aspen Imaging
International, Inc. ("Aspen").

    Brooks has merged into the Company as of the close of business on June 27, 1996 and Brooks' Common Stock has been converted into Common Stock of the Company on the basis of one share of Company
Common Stock for each 6 shares of Brooks Common Stock.

    Also on June 27, 1996, after the merger of Brooks, the Company acquired all of the assets of Aspen. Aspen will cease to exist and Aspen Stockholders are entitled to receive one share of Company Common Stock for each 7 shares of Aspen Common Stock held by them.

    The Company issued approximately 290,746 shares of its Common
Stock to the Brooks' and Aspen stockholders, other than the Company.

    These transactions are reported on Item 5 and no financial statements or pro-forma financial information are included because substantially the same information has been included in the Company's Registration Statement on Form S-4 Number 333-02951.


                              SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                  PUBCO CORPORATION


                                  By /s/ Robert H. Kanner
                                    --------------------------
                                    Robert H. Kanner
                                    President
Date:  July 2, 1996